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                                                                      EXHIBIT 21

                              CAMBREX CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                                  SUBSIDIARY                             INCORPORATED IN:
        ---------------------------------------------------------------  ----------------
        CasChem, Inc. .................................................   Delaware
        Cosan Chemical Corp. ..........................................   New Jersey
        Nepera, Inc. ..................................................   New York
        The Humphrey Chemical Co., Inc. ...............................   Delaware
        Salsbury Chemicals, Inc. ......................................   Iowa
        Zeeland Chemicals, Inc. .......................................   Michigan
        Seal Sands Chemicals Limited...................................   England
        Profarmaco Nobel S.r.1. .......................................   Italy
        Nobel Chemicals AB.............................................   Sweden

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